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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

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                                 VELOCITA CORP.
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 12, 2001
                          ----------------------------
                Date of report (Date of earliest event reported)

                                 VELOCITA CORP.
             (exact name of registrant as specified in its charter)


           DELAWARE                  333-39646                52-2197932
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(State or other jurisdiction of      Commission            (I.R.S. Employer
 incorporation or organization)     File Number          Identification Number)


              1800 Alexander Bell Drive, 4th Floor, Reston, VA 20191
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               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 262-7200
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              (Registrant's telephone number, including area code)


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                   (Former name or former address, if changed
                              since last report.)

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ITEM 5.  OTHER EVENTS.

        On April 12, 2001, PF.Net Corp., a wholly-owned subsidiary of Velocita Corp. ("Velocita") entered into an agreement (the "Supply Agreement") with Cisco Systems, Inc. ("Cisco") pursuant to which Cisco will supply optronics and data internetworking equipment for Velocita's 18,500-mile fiber optic network. Velocita has selected Cisco as its preferred end-to-end network supplier for optronics and data equipment. It has committed to purchase at least $225 million of equipment from Cisco during the next two years, and expects to spend significantly more on such equipment to complete the network.

        Velocita has also received a commitment from Cisco and its affiliate, Cisco Systems Capital Corporation ("Cisco Capital") to provide an aggregate of up to $485 million in financing. Part of this financing would be incurred under a proposed amendment to Velocita's existing credit facility with First Union National Bank, as administrative agent. Velocita believes that the overall financing may relieve Velocita of the obligation to issue additional warrants under the terms of its existing warrant agreement with United States Trust Company of New York.

        The effectiveness of the Supply Agreement and the financing commitment are subject to various conditions, including the approval of the lenders under Velocita's existing credit facility. Accordingly, Velocita cannot provide any assurance that these agreements will become effective on the terms described above, or at all.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VELOCITA CORP.



                                          By:  /s/ David L. Taylor
                                               --------------------------------
                                               Name:  David L. Taylor
                                               Title: Chief Financial Officer

Date: April 13, 2001